Exhibit 10.4

CONFLUENT, INC.

AMENDED AND RESTATED 2014 STOCK PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Confluent, Inc., a Delaware corporation (the “Company”), pursuant to the Confluent, Inc. Amended and Restated 2014 Stock Plan (the “Plan”), has granted to the Participant below a restricted stock unit award covering the number of units set forth below, each of which represents one (1) share of the Company’s Common Stock (the “RSUs”). The RSUs are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Agreement, including any additional terms and conditions for the Participant’s country set forth in the appendix attached thereto (the “Addendum” and, collectively with the Restricted Stock Unit Agreement, the “RSU Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the RSU Agreement will have the same definitions as in the Plan or the RSU Agreement. In the event of any conflict between the terms of the Grant Notice and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Total Number of RSUs:

Vesting Commencement Date:

Expiration Date:	Tenth anniversary of the Date of Grant.

Vesting Schedule:

Issuance Schedule:

For any RSUs that vest on or prior to the First Issuance Date

RSUs that vest on or prior to the First Issuance Date (as defined below) shall be settled in Shares on any date determined by the Company that qualifies as a First Issuance Date.

For purposes of clarity, the Company shall not be required to settle all vested RSUs on the same date, whether subject to this Grant Notice and RSU Agreement or another agreement (vested RSUs may be settled pursuant to this subsection on the same date or different dates, as long as the RSUs are settled on a date that qualifies as a First Issuance Date, as determined by the Company in its sole discretion).

For any RSUs that vest after the First Issuance Date

RSUs that vest after the First Issuance Date shall be settled in Shares on a date determined by the Company, in its sole and absolute discretion, that is on or before the date that is 4-months following the applicable vesting date or, if earlier, the later of (A) March 15th of the year following the year in which the vesting date occurs, and (B) the 15th day of the 3rd month of the Company’s tax year following the year in which the vesting date occurs.

For purposes of clarity, the Company shall not be required to settle all vested RSUs on the same date, whether subject to this Grant Notice and RSU Agreement or another agreement (vested RSUs may be settled pursuant to this subsection on the same date or different dates, as long as the RSUs are settled during the applicable periods set forth above, as determined by the Company in its sole discretion).

Further, notwithstanding anything stated herein, in the RSU Agreement, the Plan or any other agreement applicable to the RSUs, the Company shall have the discretion to settle the RSUs prior to the time set forth herein to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4).

Definitions:

For purposes of this Grant Notice, the following definitions shall apply.

“First Issuance Date” means a date determined by the Company, in its sole and absolute discretion, provided that such date shall be on or after an IPO and shall be no later than the earlier of:

. the date 7-months following the IPO, and

. March 15th of the year following the year in which the IPO occurs or, if later, the 15th day of the 3rd month of the Company’s tax year following the year in which the IPO occurs.

“IPO” means the first sale of Shares to the general public in connection with an underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to a direct listing that results in Shares being regularly traded on an established securities market.

By accepting this grant, Participant acknowledges and agrees that (i) Participant’s rights to any Shares underlying the RSUs will vest only as Participant provides services to the Company over time and only if certain other conditions are satisfied, and (ii) the grant of the RSUs is not in consideration for services Participant rendered to the Company prior to the Date of Grant.

By accepting this grant, Participant further acknowledges and agrees that (i) Participant has reviewed the Plan, this Grant Notice and the RSU Agreement in their entirety, (ii) Participant has had an opportunity to obtain the advice of counsel prior to accepting the RSUs, (iii) Participant fully understands all provisions of the Plan, this Grant Notice and the RSU Agreement, and (iv) Participant will accept as binding, conclusive and final all decisions or interpretations of the Company’s Board of Directors relating to the Plan, this Grant Notice and the RSU Agreement.

2

CONFLUENT, INC.

By:
(Signature)
Name:
Title:

PARTICIPANT:

(PRINT NAME)

(Signature)

Address:

3

CONFLUENT, INC.

AMENDED AND RESTATED 2014 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to your Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement, including any additional terms and conditions for the Participant’s country set forth in the appendix attached thereto (the “Addendum” and, collectively with the Restricted Stock Unit Agreement, the “Agreement”), Confluent, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) a restricted stock unit award covering the number of units set forth in the Grant Notice, each of which represents one (1) share of the Company’s Common Stock (the “RSUs”). Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Confluent, Inc. Amended and Restated 2014 Stock Plan (the “Plan”) will have the same definitions as in the Plan.

1. No Stockholder Rights. Unless and until such time as Shares are issued pursuant to the Agreement in settlement of vested RSUs, Participant shall not own or have any rights in or to the Shares allocated to the RSUs, including, without limitation, the right to receive dividends (or dividend equivalents) or to vote such Shares.

2. No Transfer. The Grant Notice, this Agreement, the RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

3. Termination. If Participant’s Continuous Service Status terminates at any time for any reason, all RSUs for which vesting is no longer possible under the terms of the Grant Notice and this Agreement shall be forfeited to the Company upon such termination of Continuous Service Status, and all rights of Participant to such RSUs shall immediately terminate at such time.

(a) Continuous Service Status. For purposes of the Grant Notice and this Agreement, Participant’s Continuous Service Status will be considered terminated as of the date Participant no longer actively provides services as an Employee or Consultant regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant provides services or by the terms of Participant’s employment or service agreement, if any (the “Termination Date”). Subject to the terms of the Plan and Applicable Laws, the Company shall have the exclusive discretion to determine when Participant no longer actively provides services for purposes of the RSUs, the Grant Notice and this Agreement, including whether Participant actively provides services on any leave of absence.

(b) Leave of Absence. Continuous Service Status will not be extended by any contractual notice period or any period of “garden leave” or similar notice period mandated under employment laws in the jurisdiction where Participant provides services or by the terms of Participant’s employment or service agreement, if any, unless otherwise determined by the Company in its sole discretion. Continuous Service Status shall be deemed to continue for any purpose of the Grant Notice or this Agreement while the Participant is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing, or (ii) the continued crediting of Continuous Service Status is expressly required by the terms of such leave, Company policy or by Applicable Laws (as determined by the Company). Continuous Service Status shall be deemed to terminate when such leave ends, unless the Participant immediately returns to active work.

4. Responsibility for Taxes.

(a) As a condition to the grant, vesting, and settlement of the RSUs, Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or required deductions or payments legally applicable to him or her (the “Tax-Related Items”) related to the receipt, vesting, settlement or cancellation of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs, the receipt of any dividends or participation in the Plan (the “Tax-Related Events”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the RSUs or any Tax-Related Items (other than filings or documentation that pursuant to Applicable Laws are the specific obligation of the Company or any Parent, Subsidiary or Affiliate (collectively including the Company, the “Company Group,” and each entity individually, a “Company Group” entity)) such as, but not limited to, personal income tax returns or reporting statements in relation to the Tax-Related Events or the holding of Shares issued upon settlement of the RSUs in a bank or brokerage account.

(b) Participant further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the Tax-Related Events; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that Applicable Laws may require varying RSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company and/or the Employer assume no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws.

(c) Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(d) Prior to a relevant taxable or tax withholding event, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their tax and/or withholding obligations with regard to all Tax-Related Items by (i) withholding from Participant’s wages or other compensation paid to Participant by the Company and/or the Employer, (ii) withholding from proceeds of the sale of Shares acquired pursuant to the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company and/or the Employer (on Participant’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon settlement of the RSUs, or (iv) such other method as determined by the Company and/or the Employer to be in compliance with Applicable Laws.

(e) Depending on the method of satisfying the tax and/or withholding obligations with regard to the Tax-Related Items, the Company and/or the Employer may withhold or account for Tax-Related Items by considering the applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including the maximum applicable rates. If the Company/and or the Employer over-pays or over-withholds any amount, it will refund such amount to Participant in cash and Participant will have no entitlement to the Share equivalent.

(f) Finally, Participant agrees to pay to the Company and/or the Employer the amount of any Tax-Related Items that the Company and/or the Employer may be required to pay, withhold or account for as a result of a Tax-Related Event that cannot be satisfied by the means previously described in this Section 4. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

5. Nature of Grant. In accepting the RSUs, Participant acknowledges, understands and agrees to the following.

(a) The Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

(b) The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past.

(c) All decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company.

(d) Participant is voluntarily participating in the Plan.

(e) The RSUs and the Shares allocated to the RSUs are not intended to replace any pension rights or compensation and are outside the scope of Participant’s employment or service contract, if any.

(f) The RSUs and the Shares allocated to the RSUs, and the income and value of the same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(g) The future value of the Shares is unknown, indeterminable, and cannot be predicted with certainty.

(h) If the RSUs are settled and Participant receives some or all of the Shares allocated to the RSUs, the value of such Shares may increase or decrease in value.

(i) No claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any) (such claim or entitlement, a “claim”), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably (i) agrees never to institute a claim against any Company Group entity, (ii) waives his or her ability, if any, to bring a claim, and (iii) releases all Company Group entities from any such claim. If, notwithstanding the foregoing, a claim is allowed by a court of competent jurisdiction, Participant, by participating in the Plan, irrevocably agrees (and shall be deemed irrevocably to have agreed) not to pursue such claim and to execute and/or accept any and all documents necessary to request dismissal or withdrawal of such claim.

(j) Unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company or any entitlement to have the RSUs or the benefits exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

(k) No Company Group entity shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar or the selection by a Company Group entity in its sole discretion of an applicable foreign exchange rate that may affect the value of the RSUs (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Participant pursuant to the settlement of the RSUs and issuance of Shares, any dividends on the Shares issued or the subsequent sale of the Shares issued.

6. Limitations on Transfer of Shares. In addition to any other limitation on transfer created by the Company’s Bylaws, this Agreement, the Grant Notice and the Plan, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except in compliance with Applicable Laws.

7. Investment and Taxation Representations. In connection with the receipt of the RSUs and the Shares the issued upon settlement of the RSUs (if they have not been registered under the Securities Act), Participant represents to the Company the following.

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares issued pursuant to this Agreement. Participant is or will be acquiring the Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Participant does not have any present intention to transfer the Shares issued pursuant to this Agreement to any other person or entity.

(b) Participant understands that the Shares issued pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein.

(c) Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the securities.

(d) Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Participant understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 7(d), Participant acknowledges and agrees to the restrictions set forth in Section 7(e) below.

(e) Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, the Shares must either be registered under the Securities Act, or comply with Regulation A or some other registration exemption to the Securities Act. Participant also understands that, notwithstanding the fact that Rule 144 is not an exclusive exemption, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offer or sale, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Participant understands that Participant may suffer adverse tax consequences as a result of the Tax-Related Events. Participant represents that Participant has consulted the tax consultants Participant deems advisable regarding the Tax-Related Items and the Tax-Related Events and is not relying on the Company for any tax advice.

8. Section 409A. All payments made and benefits provided under this Agreement are intended to be exempt from the requirements of Section 409A to the maximum extent permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to make the payments and benefits be so exempt. In no event will the Company reimburse Participant for any taxes or other penalties that may be imposed on Participant as a result of Section 409A and, by accepting the RSUs, Participant hereby agrees to indemnify the Company for any liability that arises as a result of Section 409A.

9. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, Shares will not be issued pursuant to this Agreement unless the Shares are then registered under the Securities Act or the Company has determined that the issuance is exempt from the registration requirements of the Securities Act. The issuance of Shares pursuant to this Agreement also must comply with other Applicable Laws governing the RSUs and the Shares, and the Company is not obligated to, and will not have any liability for failure to, issue or deliver any Shares upon settlement of the RSUs unless such issuance or delivery would comply with the Applicable Laws. Whether an issuance or delivery of Shares is compliant with Applicable Laws will be determined by the Company in consultation with its legal counsel.

10. Lock-Up Agreement. In connection with an IPO and upon the request of the Company or the underwriters managing such offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute and/or accept an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s IPO (as defined in the Grant Notice).

11. Restrictive Legends and Stop-Transfer Orders

(a) Legends. Any certificate representing the Shares issued pursuant to this Agreement shall bear such legends as are required by the Company or Applicable Laws, including the following:

(i) “THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

(ii) “THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE BYLAWS OF THE COMPANY. COPIES OF THE BYLAWS OF THE COMPANY MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(iii) All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend:

(A) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares issued pursuant to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

12. No Employment Rights. Nothing contained in this Agreement, the Grant Notice or the Plan is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Group Member entity for any particular period of time. Nothing in this Agreement, the Grant Notice or the Plan shall affect in any manner whatsoever the right or power of the Company, or a Group Member entity to terminate Participant’s employment or consulting relationship, for any reason, with or without cause, subject to Applicable Laws.

13. Waiver of Statutory Information Rights. Participant acknowledges and understands that, but for the waiver made herein, upon delivery of any Shares issued to Participant pursuant to this Agreement, Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Participant as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until an IPO, Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of Participant in Participant’s capacity as a stockholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of Participant under any written agreement with the Company.

14. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan; Participant’s receipt, vesting or settlement of the RSUs or the Shares allocated thereto; or the sale of such Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the RSUs before accepting the RSUs or otherwise taking any action related to the RSUs or the Plan.

15. Data Privacy.

(a) Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award materials by and among the Company Group entities for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

(b) Participant understands that the Company Group entities may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

(c) Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or the in future, which may be assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her Continuous Service Status will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs, Awards or any other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

16. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the courts of California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

(b) Addendum. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

(c) Entire Agreement; Enforcement of Rights. This Agreement, together with any applicable Addendum, the Grant Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions between them. Except as contemplated by the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and executed and/or accepted by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d) Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of the Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.

(e) Language. If Participant has received this Agreement, the Grant Notice or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(f) Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares allocated to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign and/or accept any additional agreements or undertakings that may be necessary to accomplish the foregoing. Participant also acknowledges that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting and settlement of the RSUs or the sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to those provided in any Addendum. Notwithstanding any provision herein, the RSUs and Participant’s participation in the Plan shall be subject to the special terms, conditions and disclosures set forth in any applicable Addendum.

(g) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or 48 hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid and addressed to the party to be notified at such party’s most recent address, email or fax number set forth in the Company’s books and records.

(h) Counterparts. This Agreement may be executed and/or accepted in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(i) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

(j) Electronic Delivery. The Company may, in its sole discretion, decide to deliver to Participant by email or any other electronic means any documents or notices related to the RSUs, the Shares allocated to the RSUs, Participant’s current or future participation in the Plan, securities of the Company or any Company Group entity or any other matter, including documents and/or notices required to be delivered to Participant by applicable securities law or any other Applicable Laws or the Company’s Certificate of Incorporation or Bylaws. By accepting the RSUs, whether electronically or otherwise, Participant hereby consents to receive such documents and notices by such electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

(k) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF BUSINESS OVERSIGHT OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

CONFLUENT, INC.

AMENDED AND RESTATED 2014 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

Addendum Of Country Specific Provisions For Participants Outside The U.S.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or in the Restricted Stock Unit Agreement.

This Appendix includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfers to another country after the Date of Grant or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein apply to Participant.

AUSTRALIA

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

CANADA

RSUs Payable Only in Shares. The grant of RSUs does not provide any right for Participant to receive a cash payment, and the RSUs are payable in Shares only.

Termination of Relationship. The following provision replaces Section 3(a) and 3(b) of the Agreement:

Continuous Service Status. For purposes of the Grant Notice and this Agreement, Participant’s Continuous Service Status will be considered terminated of the earlier of (1) the date Participant is no longer actively providing services as an Employee or Consultant (no matter how the termination arises); and (2) the date Participant receives notice of termination of employment. In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. Continuous Service Status shall be deemed to continue for any purpose of the Grant Notice or this Agreement while the Participant is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing, or (ii) the continued crediting of Continuous Service Status is expressly required by the terms of such leave, Company policy or by Applicable Laws (as determined by the Company). Continuous Service Status shall be deemed to terminate when such leave ends, unless the Participant immediately returns to active work. The Company shall have the exclusive discretion to determine when Participant is no longer providing services for purposes of the RSUs (including whether Participant is on a Company-approved leave of absence and subject to any Company policy or Applicable Laws regarding such leaves).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

The following provisions apply for residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention “Agreement”, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Section 15 of this Agreement:

The Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. The Participant further authorizes the Company, any Subsidiary of the Company or any stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Plan with their advisors. The Participant also authorizes the Company to record such information and to keep such information in Participant’s file.

DENMARK

There are no country-specific terms and conditions.

FRANCE

English Language Consent. The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

GERMANY

There are no country-specific terms and conditions.

HONG KONG

Securities Law Information. The offer of the RSUs and the Shares subject to the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries or Affiliates participating in the Plan. Participant should be aware that the Plan, the Plan prospectus and the contents of this Agreement (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each Participant and may not be distributed to any other person. Participant is advised to exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of the Agreement, including this Addendum, or the Plan, Participant should obtain independent professional advice.

Sale of Shares. The Participant agrees that, in the event that any portion of the RSUs become vested prior to the six-month anniversary of the Date of Grant, Participant will not sell any Shares acquired upon vesting of the RSUs or otherwise dispose of the Shares prior to the six-month anniversary of the Date of Grant.

INDIA

There are no country-specific terms and conditions.

INDONESIA

English Language Consent and Notification. A translation of the documents relating to this grant (i.e., the Plan and the Agreement) into Bahasa Indonesia can be provided to the Grantee upon request to: Equity Team, Confluent, Inc., 899 W. Evelyn Ave., Mountain View, CA 94041, U.S.A., or equity@confluent.io. By accepting the grant, Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Terjemahan dari dokumen-dokumen terkait dengan pemberian ini (yaitu, Program dan Perjanjian) ke Bahasa Indonesia dapat disediakan bagi Peserta berdasarkan permintaan kepada: Equity Team, Confluent, Inc., 899 W. Evelyn Ave., Mountain View, CA 94041, U.S.A., or equity@confluent.io. Dengan menerima RSUs, Peserta (i) mengkonfirmasi bahwa dirinya telah membaca dan mengerti dokumen-dokumen yang terkait dengan pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima syarat-syarat dari dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa, dan Lambang Negara, Serta Lagu Kebangsaan atau Peraturan Presiden pelaksananya (ketika diterbitkan).

ISRAEL

There are no country-specific terms and conditions.

ITALY

Plan Document Acknowledgment. In accepting the grant of the RSUs, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, has reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Addendum.

The Participant acknowledges that he or she has read and specifically and expressly approves the following Sections of the Agreement: Section 3 (Termination); Section 5 (Nature of Grant); Section 7 (Investment and Taxation Representations); Section 10 (Lock-Up Agreement); Section 15 (Data Privacy); Section 16(e) (Language); Section 16(f) (Imposition of Other Requirements); and Section 16(j) (Electronic Delivery).

JAPAN

There are no country-specific terms and conditions.

MALAYSIA

There are no country-specific terms and conditions.

NETHERLANDS

There are no country-specific terms and conditions.

SINGAPORE

Restrictions on Sale and Transferability. The Participant hereby agrees that any Shares acquired pursuant to the RSUs will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

Securities Law Information. The RSU grant is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

SOUTH KOREA

There are no country-specific terms and conditions.

SPAIN

Nature of Grant. This provision supplements Section 5 of the Agreement:

In accepting the RSUs, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of the RSUs, Participant’s Termination of Service for any reason (including for the reasons listed below) will automatically result in the forfeiture of any unvested RSUs as of the date of such termination without any payment to Participant.

In particular, Participant understands and agrees that the RSUs will be cancelled without entitlement to the Shares or to any amount as indemnification in the event of Participant’s Termination of Service by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Subsidiary or Affiliate, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries or Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or its Subsidiaries or Affiliate on an ongoing basis. Consequently, Participant understands that RSUs are granted on the assumption and condition that the RSUs and the Shares issued upon vesting shall not become a part of any employment contract (either with the Company or any Subsidiaries or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the grant of the RSUs would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of RSUs shall be null and void.

SWEDEN

Responsibility for Taxes. The following provision supplements Section 4 of the Agreement:

Without limiting the Company’s and any Subsidiary or Affiliate’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 4 of the Agreement, in accepting the RSUs, Participant authorizes the Company and/or any Subsidiary or Affiliate to withhold Shares or to sell Shares otherwise deliverable to Participant upon settlement to satisfy Tax-Related Items, regardless of whether the Company and/or any Subsidiary or Affiliate have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Securities Law Information. Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a participant or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

UNITED ARAB EMIRATES

Securities Law Information. The offer of the RSUs is available only for select service providers of the Company and its Subsidiaries or Affiliates and is in the nature of providing incentives to service providers in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such service providers and must not be delivered to, or relied on, by any other person. Prospective purchasers of securities should conduct their own due diligence.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Agreement, or any other incidental communication materials distributed in connection with the Award. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the Plan and the Agreement should obtain independent professional advice.

UNITED KINGDOM

Responsibility for Taxes. This provision supplements Section 5 of the Agreement:

Without limitation to Section 5 of the Agreement, Participant hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) any Subsidiary or Affiliate or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also hereby agrees to indemnify and keep indemnified the Company and (if different) any Subsidiary or Affiliate against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on Participant’s behalf (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if Participant is an executive officer or director of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she understands that Participant may not be able to indemnify the Company or the Subsidiary or Affiliate for the amount of Tax-Related Items not collected from or paid by him or her because the indemnification could be considered to be a loan. In this case, any income tax not collected or paid within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to Participant on which additional income tax and employee National Insurance contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or any Subsidiary or Affiliate (as appropriate) the amount of employee NICs due on this additional benefit which the Company and/or any Subsidiary or Affiliate may recover from Participant by any of the means set forth in the Agreement.